SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2014

Well Power, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53985	61-1728870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11111 Katy Freeway-Suite #910 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 973-5738

_______________________________________ ______________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 18, 2014, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC, an accredited investor (“LG Capital”), pursuant to which we issued LG Capital two convertible notes. The first note, due November 18, 2015 in the principal amount of $78,750 (“LG Note 1”), was issued in exchange for $78,750 in cash. The second note, due November 18, 2015 in the principal amount of $78,750 (“LG Note 2” and, together with LG Note 1, the “LG Notes”), was issued in exchange for a full-recourse collateralized promissory note from LG Capital in the amount of $78,650 (“LG Payment Note”). The LG Payment Note is due on July 18, 2015, unless we do not meet the current public information requirement pursuant to Rule 144, in which case both LG Note 2 and the LG Payment Note may be cancelled. The LG Payment Note is secured by LG Note 1.

Interest on the LG Notes accrues at the rate of 8% per annum. We are not required to make any payments on the LG Notes until maturity. We have the right to repay LG Note 1 at any time during the first six months of the notes at a rate of 150% of the unpaid principal amount. We may not prepay LG Note 2, except that if LG Note 1 is redeemed within six months, LG Note 2 will automatically terminate along with the offsetting LG Payment Note.

LG Capital may convert the outstanding principal on the LG Notes at any time after 180 days of the date of closing into shares of our common stock at the conversion price per share equal to 60% of the lowest daily closing bid with a 20 day look back immediately preceding and including the date of conversion. There is no minimum conversion price.

We are required to pay $3,750 in legal fees and expenses for each of the LG Notes.

The LG Notes contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates in the event of such defaults.

The foregoing description of the Securities Purchase Agreement and LG Notes is not intended to be complete and is qualified in its entirety by the complete text of the documents, which are filed as Exhibits 10.1 through 10.4 hereto and are incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The above securities were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder. The investor represented to us that it is an accredited investor. We believe that the investor had adequate information about us as well as the opportunity to ask questions and receive responses from our management.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	LG Note 1
10.3	LG Note 2
10.4	LG Payment Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Well Power, Inc.

/s/ Dan Patience

Dan Patience

President

Date: November 24, 2014

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